EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we consent to the incorporation by reference in this Registration Statement of the Interlink Electronics, Inc. 1996 Stock Incentive Plan on Form S-8 of our reports dated March 1, 1996, included in the Annual Report on Form 10-K of Interlink Electronics for the year ended December 31, 1996 and to all references to our Firm in this Registration Statement.

ARTHUR ANDERSEN LLP
Los Angeles, California
October 23, 1997